Exhibit 99.1

NEWS RELEASE
For Immediate Release
Contact: Alison Ziegler, Cameron Associates (212) 554-5469
alison@cameronassoc.com www.americanecology.com

AMERICAN ECOLOGY EXTENDS STOCK REPURCHASE PROGRAM; INITIATES 10B5-1 PLAN FOR STOCK REPURCHASES

Boise, Idaho – February 25, 2009 – American Ecology Corporation (NASDAQ-GS: ECOL) (the “Company”) announced today that its Board of Directors has extended the expiration of its previously announced stock repurchase program from February 29, 2009 to December 31, 2009, unless extended, canceled or modified.  The Board initially authorized the Company to repurchase up to 600,000 shares, or about 3%, of its outstanding common stock on October 28, 2008.

The Company also announced that it has entered into a prearranged stock repurchase plan under Rule 10b5-1 of the Securities Exchange Act of 1934 (the “10b5-1 Plan”) to facilitate the repurchase program.  Under the 10b5-1 Plan, our third party broker will have authority to repurchase the Company’s shares in the open market or through privately negotiated transactions in accordance with the terms of the plan.  The 10b5-1 Plan will permit repurchases commencing March 26, 2009, unless the plan is terminated earlier in accordance with its terms. The Company anticipates funding any repurchases with cash.  At December 31, 2008, the Company had 18.2 million shares outstanding and $18.5 million in cash.

About American Ecology Corporation
American Ecology Corporation, through its subsidiaries, provides radioactive, PCB, hazardous, and non-hazardous waste services to commercial and government customers throughout the United States, such as steel mills, medical and academic institutions, refineries, chemical manufacturing facilities and the nuclear power industry. Headquartered in Boise, Idaho, the Company is the oldest radioactive and hazardous waste services company in the United States.

This press release contains forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on our current expectations, beliefs and assumptions about the industry and markets in which American Ecology Corporation and its subsidiaries operate. Because such statements include risks and uncertainties, actual results may differ materially from what is expressed herein and no assurance can be given that the Company will meet its 2009 earnings estimates, successfully execute its growth strategy, repurchase its stock under approved stock repurchase plans or declare or pay future dividends. For information on other factors that could cause actual results to differ materially from expectations, please refer to American Ecology Corporation’s December 31, 2008 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date such statements are made. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include a loss of a major customer, compliance with and changes to applicable laws and regulations, limitations operating the thermal desorption system installed at the Texas facility, access to cost effective transportation services, access to insurance and other financial assurances, loss of key personnel, lawsuits, adverse economic conditions, government funding or competitive pressures, incidents that could limit or suspend specific operations,  our ability to perform under required contracts, our willingness or ability to pay dividends and our ability to integrate any potential acquisitions.

Investors should also be aware that while we do, from time to time, communicate with securities analysts, it is against our policy to disclose any material non-public information or other confidential commercial information. Accordingly, stockholders should not assume that we agree with any statement or report issued by any analyst irrespective of the content of the statement or report. Furthermore, we have a policy against issuing or confirming financial forecasts or projections issued by others. Thus, to the extent that reports issued by securities analysts contain any projections, forecasts or opinions, such reports are not the responsibility of American Ecology Corporation.